EXHIBIT 10.41

AMENDMENT TO SPECIAL EMPLOYMENT AND SEPARATION AGREEMENT AND RELEASE

This Amendment to the Special Employment and Separation Agreement and Release (“Amendment”), is dated as of December 19, 2023 (the “Effective Date”), and is made by and between THE CHEMOURS COMPANY (“Chemours” or “Employer” or “Company”), and DAVID C. SHELTON (“Shelton” or “Employee”). Chemours and Shelton are sometimes referred to herein collectively as the “Parties.”

WHEREAS, Chemours and Shelton entered into a Special Employment and Separation Agreement and Release (the “Agreement”) dated August 19, 2022, in connection with Shelton’s employment with Chemours, pursuant to which the Parties agreed that Shelton’s employment with Chemours would end on December 31, 2023 (the “Original Separation Date”);

WHEREAS, the Parties have agreed that Shelton will continue to be employed by Chemours for a year beyond the Original Separation Date in the role of Special Litigation Counsel;

WHEREAS, it is the intent of the Parties that the rights and obligations that would have been triggered on or after the Original Separation Date set forth in the Agreement be adjusted to be triggered on or after the new Separation Date of December 31, 2024, as set forth herein, and that all deadlines and other dates in the Agreement be deferred by one year accordingly;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the Parties do hereby covenant and agree as follows, effective as of the Effective Date:

1.
Amendments.

a.
The Separation Date is changed from December 31, 2023 to December 31, 2024.
b.
Paragraph 1(a) is deleted in its entirety and replaced with the following:

(a) Employee shall remain employed by Employer as an employee until December 31, 2024. Between January 1, 2024 and the Separation Date, the following terms will apply:

1. Employee will be a full-service employee serving in the position of Special Litigation Counsel.

2. Employee’s duties will be specific goals agreed to by Chemours Chief Executive Officer, Chemours General Counsel, and Employee to further the Company’s strategic priorities around legacy liabilities.

3. Effective January 1, 2024 and for the remainder of the term of the Agreement, as amended herein, Employee’s compensation shall be as follows:

EXHIBIT 10.41

a. Base salary of $300,000 annually, less applicable taxes and withholdings, to be paid in regular installments pursuant to Employer’s standard payroll practices.

b. Long-term incentive (“LTI”) grant of $300,000 in restricted stock units and $300,000 in stock options pursuant to and subject to the terms and conditions of the LTI program, including without limitation the terms of the applicable award agreement(s). Employee’s 2024 employment will count as a year of employment for the purposes of previously granted PSUs.

c. Payment to Employee, in the first payroll period of 2024, of the $350,000 Annual Incentive Plan payment referenced in Paragraph 1(b)i of the Agreement, less applicable taxes and withholdings.

d. Employee will be permitted to participate in Employer’s employee benefit programs for calendar year 2024 to the same extent as during calendar year 2023, including reimbursement for financial advice up to $15,000. Employee’s participation in Employer’s employee benefit plans shall be subject to the terms and conditions of such plans, policies, or arrangements, as may be amended by Employer from time to time in its sole discretion.

c.
The first sentence of Paragraph 1(b) is deleted and replaced with the following:

“In exchange for his continued employment through 2024 as Special Litigation Counsel, in the payroll period following the Separation Date the Company will make the following lump sum payments to Employee, less applicable taxes and withholdings:”

d.
Paragraph 1(b)i. is deleted in its entirety and replaced with the following:

“Two lump sum payments as follows: (x) a one-time retention bonus in the amount of $250,000; and (y) a one-time bonus in the amount of $300,000, in lieu of any payment to which Employee might otherwise be entitled under the 2024 Annual Incentive Plan.”

e.
In Paragraphs 1(c) and 1(d), all references to “2023” are changed to “2024,” all references to “2024” are changed to “2025,” and all references to “2025” are changed to “2026.”
f.
In Paragraph 3, the January 22, 2024 deadline for Employee to execute Exhibits A, B, and C is changed to January 22, 2025.

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EXHIBIT 10.41

g.
In Paragraph 9(h), “Susan Kelliher” is replaced with “Ron Charles” and “susan.kelliher@chemours.com” is replaced with “ron.charles@chemours.com.”
h.
In Exhibits A, B, and C, all references to “2023” are changed to “2024,” all references to “2024” are changed to “2025,” and all references to “2025” are changed to “2026.”
i.
In Exhibit B, Paragraph A is deleted in its entirety and replaced with the following:

A. Employee agrees and recommits to all of the obligations and terms in the Special Employment and Separation Agreement and Release (the “Agreement”) signed 19 August 2022, as amended December 19, 2023, and specifically additionally agrees that all of Employee’s obligations under the Agreement, as amended, apply to the entire time period through the signing of this Exhibit B.

2.
Agreement Ratified. All terms and provisions of the Agreement, including the Exhibits thereto, not amended hereby, either expressly or by necessary implication, shall remain in full force and effect and are not amended, altered, or changed and are hereby ratified and reaffirmed. From and after the Effective Date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date(s) set forth below, intending to be legally bound hereby.

THE CHEMOURS COMPANY _/s/ Ron Charles _____________________ By:_Ron Charles_____________________ Title: _Senior Vice President, People_____ Date: _12/19/2023____________________	/s/ David C. Shelton_____________ DAVID C. SHELTON Date: 12/19/2023 _______________

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